Exhibit 24.1

POWER OF ATTORNEY

Each undersigned officer and/or director of Sprint Nextel Corporation, a Kansas corporation (the “Registrant”), does hereby make, constitute and appoint each of Daniel R. Hesse, Joseph J. Euteneuer, Charles R. Wunsch and Timothy P. O’Grady as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 relating to the registration of the Registrant’s debt securities in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any such substitutes.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 29th day of March, 2012.

Signature	Title

/s/ DANIEL R. HESSE	President, Chief Executive Officer and Director
Daniel R. Hesse	(Principal Executive Officer)

/s/ JOSEPH J. EUTENEUER	Chief Financial Officer
Joseph J. Euteneuer	(Principal Financial Officer)

/s/ RYAN H. SIUREK	Vice President and Controller
Ryan H. Siurek	(Principal Accounting Officer)

/s/ JAMES H. HANCE, JR.	Chairman and Director
James H. Hance, Jr.

/s/ ROBERT R. BENNETT	Director
Robert R. Bennett

/s/ GORDON M. BETHUNE	Director
Gordon M. Bethune

/s/ LARRY C. GLASSCOCK	Director
Larry C. Glasscock

/s/ V. JANET HILL	Director
V. Janet Hill

/s/ FRANK IANNA	Director
Frank Ianna

/s/ SVEN-CHRISTER NILSSON	Director
Sven-Christer Nilsson

Director
William R. Nuti

/s/ RODNEY O’NEAL	Director
Rodney O’Neal